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                                                                   Exhibit 16.1

                    [LETTERHEAD OF MEYNERS + COMPANY, LLC]

December 9, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

  We have read Item 14 of Loraca International, Inc.'s Form 10 dated October 7, 1999, and Amendment No. 1 to Form 10 dated December 9, 1999, and are in agreement with the statements contained therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

MEYNERS + COMPANY, LLC

/s/ Meyners + Company, LLC